EXHIBIT 99.1
Investor Contact: Ken Cooper — 952-229-7427 or ir@lifetimefitness.com
Media Contact: Jason Thunstrom — 952-229-7435 or jthunstrom@lifetimefitness.com
FOR IMMEDIATE RELEASE
LIFE TIME FITNESS ANNOUNCES FOURTH QUARTER AND
FULL-YEAR 2006 FINANCIAL RESULTS
Company Reports Revenue Growth of 34.5% and Earnings Per Share of $0.38 for the Quarter;
Full-Year Revenue Grew 31.2% and Earnings Per Share was $1.37
EDEN PRAIRIE, Minn. (February 15, 2007) — Life Time Fitness, Inc. (NYSE: LTM), a national operator of distinctive and large health and fitness centers, today reported its operating results for the fourth quarter and full year ended December 31, 2006.
     Fourth quarter 2006 revenue grew 34.5% to $139.3 million from $103.6 million during the same period last year. Revenue for the year totaled $511.9 million, up 31.2% from $390.1 million in 2005.
     Net income during the quarter grew 16.9% to $14.1 million, or $0.38 per diluted share, including the effect of share-based compensation expense. This compares to net income of $12.1 million, or $0.33 per diluted share, for 4Q 2005. For the full year, net income grew 22.7% to $50.6 million, or $1.37 per diluted share, from $41.2 million, or $1.13 per diluted share, for 2005.
     “The Company’s fourth quarter and full-year results reflect our continued focus upon and execution of our core growth strategies,” said Bahram Akradi, Life Time Fitness chairman and chief executive officer. “During the quarter, we continued our expansion with openings in Overland Park, Kansas, Palm Valley, Arizona, Alpharetta, Georgia, and Scottsdale, Arizona. We also have acquired the land and commenced construction on the eight new current model centers we plan to open this year. During 2006, our memberships grew 23.8% to 443,660. We also are pleased with the in-center revenue growth of 41.7% to $35.9 million during 4Q 2006, and 41.6% to $138.3 million for the full year, which was driven primarily by membership ramp, targeted marketing programs, and new products and services.”
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Life Time Fitness Fourth Quarter and Full-Year 2006 Results — Page 2
Three and Twelve Months Ended December 31, 2006, Financial Highlights:
Total revenue for the fourth quarter grew 34.5% to $139.3 million, driven primarily by growth in membership dues and in-center revenue. Total revenue for the full year grew to $511.9 million from $390.1 million in 2005.

(Period-over-period growth)		4Q 2006 vs. 4Q 2005	2006 vs. 2005
•	Membership dues	33.8%	29.1%
•	Enrollment fees	16.1%	10.3%
•	In-center revenue	41.7%	41.6%

•	Same-center revenue	6.7%	7.3%
•	Average center revenue / membership	$322 -- up 8.3%	$1,270 -- up 8.4%
•	Average in-center revenue / membership	$85 -- up 13.7%	$351 -- up 16.9%
Total operating expenses during 4Q 2006 totaled $111.3 million compared to $81.5 million for 4Q 2005 and full-year operating expenses were $411.4 million, compared with $309.2 million in 2005, driven primarily by increased expenses to support new centers, membership ramp, in-center revenue growth, and share-based compensation expense.
Operating margin was 20.1% for 4Q 2006, compared to 21.3% in the prior-year period. Full-year operating margin was 19.6%, compared to 20.7% in 2005. Excluding share-based compensation expense, operating margin was 21.1% for 4Q 2006 (as compared with 21.6% in 4Q 2005) and 21.1% for the full year (as compared with 20.8% for 2005). Share-based compensation expense, including stock option expense and restricted stock expense resulting from the adoption of SFAS 123R, totaled $1.4 million for the quarter and $7.6 million for the full year.

(Expense as a percent of total revenue)		4Q 2006 vs. 4Q 2005	2006 vs. 2005
•	Center operations (including $0.4 million and $2.2 million of share-based compensation expense in 4Q and full-year 2006, respectively)	58.1% vs. 55.3%	57.1% vs. 55.4%
•	Advertising and marketing	3.8% vs. 3.3%	4.1% vs. 3.7%
•	General and administrative (including $0.9 million and $5.4 million of share-based compensation expense in 4Q and full-year 2006, respectively)	6.7% vs. 6.8%	7.4% vs. 7.0%
•	Other operating	2.5% vs. 3.4%	2.5% vs. 3.3%
•	Depreciation and amortization	8.7% vs. 10.0%	9.3% vs. 9.8%
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Life Time Fitness Fourth Quarter and Full-Year 2006 Results — Page 3
Net income during 4Q 2006 grew 16.9% to $14.1 million from $12.1 million in 4Q 2005, and full-year net income grew 22.7% to $50.6 million from $41.2 million in 2005, driven by continued top-line growth.
•	Net income margin for 4Q 2006 was 10.1% compared with 11.7% in 4Q 2005. The net income margin in 2006 was 9.9% compared with 10.6% in 2005. This reduction in net income margin is due to share-based compensation expense in 2006 and a business realignment that reduced state income taxes and deferred tax liabilities in 4Q 2005.

•	The effective income tax rate was 39.9% for 2006, compared with 39.4% for 2005.
EBITDA for 4Q 2006 grew 23.9% to $40.4 million from $32.6 million in 4Q 2005. Full-year EBITDA grew 23.8% to $149.0 million from $120.4 million in 2005.
•	As a percentage of total revenue, EBITDA was 29.0% in 4Q 2006, compared to 31.5% in 4Q 2005.

•	EBITDA margin in 2006 was 29.1% compared to 30.9% in 2005.
Cash flows from operations for the full year grew 16.6% to $125.9 million from $108.0 million in 2005.
Weighted average fully diluted shares for 4Q 2006 totaled 37.3 million compared to 36.7 million shares in 4Q 2005. For the full year, weighted average fully diluted shares totaled 36.8 million compared with 36.3 million in 2005.
2007 Business Outlook:
The following statements are based on the Company’s current expectations for fiscal year 2007 and subject to the risks and uncertainties described below:
•	Revenue is expected to be $640-$650 million (or approximately 25-27% growth). This year-over-year increase is driven primarily by new center growth, membership ramp at new and existing centers, and in-center revenue growth.

•	Net income is expected to be $64.3-$65.3 million (or approximately 27-29% growth). This year-over-year increase is driven primarily by our growth strategies.

•	Diluted earnings per common share is expected to be $1.71-$1.74 (or approximately 25-27% growth).
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Life Time Fitness Fourth Quarter and Full-Year 2006 Results — Page 4
     As announced on February 1, 2007, the Company will hold a conference call today at 10:00 a.m. ET to discuss its fourth quarter and full-year 2006 results. Bahram Akradi, chairman and chief executive officer, and Michael Robinson, executive vice president and chief financial officer, will host the conference call. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section of its Web site at lifetimefitness.com. A replay of the call will be available the same day via the Company’s Web site beginning at approximately 1:00 p.m. ET.
About Life Time Fitness, Inc.
Life Time Fitness, Inc. (NYSE:LTM) operates distinctive and large sports and athletic, professional fitness, family recreation and resort/spa centers. As of February 15, 2007, the Company operated 60 centers in 13 states, including Arizona, Florida, Georgia, Illinois, Indiana, Kansas, Maryland, Michigan, Minnesota, Ohio, Texas, Utah and Virginia. The Company also operates two satellite facilities and five preview locations in existing and new markets. Additionally, Life Time Fitness provides consumers with personal training consultation, full-service spas and cafes, corporate wellness programs, health and nutrition education, the healthy lifestyle magazine — Experience Life, athletic events, and nutritional products and supplements. Life Time Fitness is headquartered in Eden Prairie, Minnesota (www.lifetimefitness.com). LIFE TIME FITNESS, the LIFE TIME FITNESS logo, and EXPERIENCE LIFE are registered trademarks of Life Time Fitness, Inc. All other trademarks or registered trademarks are the property of their respective owners.
Risks & Uncertainties
Certain information contained in this press release may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. Among these factors are identifying and acquiring suitable sites for new sports, fitness and family recreation centers, opening new sports, fitness and family recreation centers, attracting and retaining members, obtaining additional financing and other factors set forth in the Company’s filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update such statement to reflect events or circumstances arising after such date. Diluted earnings per share could also be affected by the number of shares outstanding, which depends on factors such as the number of shares issued upon exercise of stock options and future grants of awards pursuant to equity-based incentive plans.
     All remarks made during the Company’s financial results conference call will be current at the time of the call and the Company undertakes no obligation to update the replay.
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LIFE TIME FITNESS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2006	December 31, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,880	$4,680
Accounts receivable, net	2,320	4,267
Inventories	8,773	5,669
Prepaid expenses and other current assets	9,201	7,187
Deferred membership origination costs	12,575	10,082
Income tax receivable	97	3,510

Total current assets	39,846	35,395
PROPERTY AND EQUIPMENT, net	902,122	661,371
RESTRICTED CASH	4,738	3,915
DEFERRED MEMBERSHIP ORIGINATION COSTS	10,875	8,410
OTHER ASSETS	30,095	14,369

TOTAL ASSETS	$987,676	$723,460

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$15,228	$14,447
Accounts payable	8,878	9,964
Construction accounts payable	49,285	25,811
Accrued expenses	37,191	27,862
Deferred revenue	29,773	23,434

Total current liabilities	140,355	101,518
LONG-TERM DEBT, net of current portion	374,327	258,835
DEFERRED RENT LIABILITY	25,716	5,492
DEFERRED INCOME TAXES	38,584	35,419
DEFERRED REVENUE	15,917	14,352
OTHER LIABILITIES	264	—

Total liabilities	595,163	415,616

SHAREHOLDERS’ EQUITY:
Common stock	737	712
Additional paid-in capital	259,905	228,132
Deferred compensation	—	(2,306)
Retained earnings	131,871	81,306

Total shareholders’ equity	392,513	307,844

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$987,676	$723,460

LIFE TIME FITNESS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	For the		For the
	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
REVENUE:
Membership dues	$94,500	$70,610	$339,623	$262,989
Enrollment fees	5,721	4,926	22,438	20,341
In-center revenue	35,892	25,327	138,332	97,710

Total center revenue	136,113	100,863	500,393	381,040
Other revenue	3,163	2,706	11,504	9,076

Total revenue	139,276	103,569	511,897	390,116
OPERATING EXPENSES:
Center operations (including share-based compensation of $447, $0, $2,179 and $0, respectively)	80,929	57,285	292,273	216,314
Advertising and marketing	5,266	3,374	20,770	14,446
General and administrative (including share-based compensation of $940, $310, $5,377 and $388, respectively)	9,376	7,018	37,781	27,375
Other operating	3,507	3,515	12,998	12,693
Depreciation and amortization	12,179	10,327	47,560	38,346

Total operating expenses	111,257	81,519	411,382	309,174

Income from operations	28,019	22,050	100,515	80,942
OTHER INCOME (EXPENSE):
Interest expense, net	(4,895)	(3,729)	(17,356)	(14,076)
Equity in earnings of affiliate	237	269	919	1,105

Total other income (expense)	(4,658)	(3,460)	(16,437)	(12,971)

INCOME BEFORE INCOME TAXES	23,361	18,590	84,078	67,971
PROVISION FOR INCOME TAXES	9,253	6,522	33,513	26,758

NET INCOME	$14,108	$12,068	$50,565	$41,213

BASIC EARNINGS PER COMMON SHARE	$0.39	$0.34	$1.40	$1.19

DILUTED EARNINGS PER COMMON SHARE	$0.38	$0.33	$1.37	$1.13

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — BASIC	36,448	35,327	36,118	34,592

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — DILUTED	37,285	36,712	36,779	36,339

LIFE TIME FITNESS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands except per share data)
(Unaudited)

	For the
	Year Ended
	December 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$50,565	$41,213
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47,560	38,346
Deferred income taxes	3,165	3,315
Loss on disposal of property, net	946	539
Amortization of deferred financing costs	696	1,025
Share-based compensation	7,556	388
Excess tax benefit from stock options	(10,229)	—
Changes in operating assets and liabilities	25,425	22,870
Other	168	256

Net cash provided by operating activities	125,852	107,952

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(261,767)	(190,355)
Proceeds from sale of property and equipment	6,629	4,411
Proceeds from property insurance settlement	581	—
Increase in other assets	(7,803)	(3,083)
Decrease (increase) in restricted cash	(823)	8,177

Net cash used in investing activities	(263,183)	(180,850)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowings	—	5,652
Repayments on long-term borrowings	(19,120)	(23,971)
Proceeds from revolving credit facility, net	134,000	80,678
Increase in deferred financing costs	(842)	(1,175)
Excess tax benefit from stock options	10,229	—
Proceeds from exercise of stock options	15,264	6,183

Net cash provided by financing activities	139,531	67,367

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,200	(5,531)
CASH AND CASH EQUIVALENTS — Beginning of period	4,680	10,211

CASH AND CASH EQUIVALENTS — End of period	$6,880	$4,680

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash payments for interest, including capitalized interest	$22,183	$17,212

Cash payments for income taxes	$17,005	$13,227

Non-GAAP Financial Measures
     This release contains two non-GAAP disclosures. The first is EBITDA, which consists of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, cash flows provided by operating activities or other income or cash flow data prepared in accordance with GAAP. The second is operating margins excluding the impact of share-based compensation expense. Additional details related to these non-GAAP disclosures are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.
     The following tables provide reconciliations of these non-GAAP measures to the most directly comparable GAAP measures:
RECONCILIATION OF NET INCOME TO EARNINGS BEFORE INTEREST,
INCOME TAXES AND DEPRECIATION AND AMORTIZATION
(In thousands)
(Unaudited)

	For the		For the
	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005

Net income	$14,108	$12,068	$50,565	$41,213
Interest expense, net	4,895	3,729	17,356	14,076
Provision for income taxes	9,253	6,522	33,513	26,758
Depreciation and amortization	12,179	10,327	47,560	38,346

EBITDA	$40,435	$32,646	$148,994	$120,393

RECONCILIATION OF THE IMPACT OF SHARE-BASED COMPENSATION EXPENSE
ON OPERATING MARGINS
(In thousands except percentages)
(Unaudited)

	For the		For the
	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Income from operations	$28,019	$22,050	$100,515	$80,942
Add back share-based compensation expense	1,387	310	7,556	388

Income from operations excluding share- based compensation expense	$29,406	$22,360	$108,071	$81,330

Operating margin	20.1%	21.3%	19.6%	20.7%
Operating margin excluding share-based compensation expense	21.1%	21.6%	21.1%	20.8%